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                                                                   Exhibit 10.36


                                LICENSE AGREEMENT

          This License Agreement ("Agreement") dated as of August 31, 1999, is entered into by and between Nycomed Imaging AS, a Norwegian corporation with principal offices at Nycoveien 1-2, Oslo ("Nycomed") and Sonus Pharmaceuticals, Inc., a Delaware corporation with principal offices at 22026 20th Avenue, S.E., Suite 102, Bothell, Washington 98021 ("Sonus").

                                    RECITALS

          WHEREAS, Nycomed has developed and holds patents and patent applications on ultrasound contrast agents, and

          WHEREAS, Sonus has developed and holds patents and patent applications on ultrasound contrast agents,

          WHEREAS, Nycomed desires to obtain the rights to manufacture, develop, use, sell, offer to sell, and import Non-perfluoropentane Ultrasound Products (such term subsequently defined) covered by any patents and applications held by Sonus relating to ultrasound contrast agents, including the right to sublicense, develop, have made, developed, used or sold such products, alone or in combination with other products, with Third Parties (such term subsequently defined), and

          WHEREAS, Sonus desires to obtain certain license rights under Nycomed patents and applications on Perfluoropentane Ultrasound Products (such term subsequently defined),

          NOW THEREFORE, in consideration of the premises and the faithful performance of the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.    DEFINITIONS

      As used in this Agreement, the following defined terms shall have the respective meanings set forth below:



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1.1   "Perfluoropentane Ultrasound Products" shall mean (i) an ultrasound contrast agent constituted as EchoGen(R) is presently constituted and described in the pending application for U.S. Food and Drug Administration approval of same, together with such modification thereto as may be made in connection with such application so long as any such modified product contains * (hereafter, "EchoGen"), (ii) an ultrasound contrast agent constituted as SonoGen (a/k/a QW 7437) is presently constituted, together with modifications thereto so long as any such modified product contains * (hereafter, "SonoGen"), and (iii) any ultrasound contrast agent developed by Sonus that contains *. Provided always that "Perfluoropentane Ultrasound Products" excludes any ultrasound contrast agent that contains any *. The current formulations of EchoGen and SonoGen shall be deemed Perfluoropentane Ultrasound Products notwithstanding the immediately preceding sentence.

1.2 "Non-perfluoropentane Ultrasound Products" shall mean all ultrasound contrast agents not within the definition of Perfluoropentane Ultrasound Products of paragraph 1.1 above. Provided always that "Non-perfluoropentane Ultrasound Products" excludes any ultrasound contrast agent that contains perfluoropentane.

1.3 "Sonus Patents" shall mean all patents owned or controlled by Sonus or its Current Affiliates pertaining to Non-perfluoropentane Ultrasound Products that (i) have issued on or before the day of the Closing, (ii) issue from any application that was filed before the day of the Closing, (iii) issue from any application that directly or through other applications claims priority from any application that was filed prior to the day of the Closing, and/or (iv) are listed in Appendix 1.3. "Sonus Patents" shall also include any patent application owned or controlled by Sonus or its Current Affiliates that (a) is published for opposition on or before the day of the Closing or after the day of the Closing and during the Term of this Agreement, and (b) would qualify as a Sonus Patent under clauses (i) through (iii) of this paragraph 1.3 above if it issued as a patent on the date it is published for opposition.

1.4 "Nycomed Patents" shall mean all patents owned or controlled by Nycomed or its Current Affiliates pertaining to Perfluoropentane Ultrasound Products that (i) have issued on or before the day of the Closing, (ii) issue from an application that was filed prior to the day of the Closing, (iii) issue from any application that directly or through other applications claims priority from any application that was filed prior to



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      the day of the Closing, and/or (iv) are listed in Appendix 1.4. "Nycomed
      Patents" shall also include any patent application owned or controlled by Nycomed or its Current Affiliates that (a) is published for opposition on or before the day of the Closing or after the day of the Closing and during the Term of this Agreement, and (b) would qualify as a Nycomed Patent under clauses (i) through (iii) of this paragraph 1.4 above if it issued as a patent on the date it is published for opposition.

1.5 "Affiliate" means any entity which controls, is controlled by, or is under common control with another entity. An entity is deemed to be in control of another entity (controlled entity) if such company directly or indirectly owns 50% or more in nominal value of the issued equity share capital of such other company, or 50% or more of the shares entitled to vote upon the election of:

      (i)   the directors,

      (ii) persons performing functions similar to those performed by directors or

      (iii) persons otherwise having the right to elect or appoint (a) directors having the majority vote of the Board of Directors, or (b) other persons having the majority vote of the highest and most authoritative directive body of such other company.

      Provided that Nihon MediPhysics shall not qualify as an Affiliate of Nycomed for purposes of this Agreement (but, if Nihon MediPhysics manufactures, uses, sells, offers for sale, or imports ultrasound contrast agents under license from Nycomed, it shall be treated as if it were an Affiliate of Nycomed for purposes of calculating any royalties due under this Agreement with respect to such ultrasound contrast agents). "Current Affiliates" shall mean those entities that are Affiliates of a party as of the day of the Closing for so long as such entities continue to satisfy the definition of "Affiliates" in this paragraph 1.5 above.

 1.6 "Pacific Rim Territory" shall mean Japan, Taiwan, China, South Korea, Hong Kong, Thailand, Indonesia, Singapore, Malaysia, and the Philippines.

1.7 "General Territory" shall mean all countries other than those in the Pacific Rim Territory.


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1.8   "Net Sales" shall mean the gross revenues recognized by a party to this
      Agreement or its Affiliates (including revenues recognized from distributors, agents, or licensees), less sales, use, value-added or other similar taxes, returns, and actual discounts granted, on account of the sale or other disposition of any ultrasound contrast agents practicing any claim of the other party's Patents (as defined in paragraphs 1.3 and 1.4 above), i.e., the Sonus Patents in the case of Nycomed and its Affiliates and the Nycomed Patents in the case of Sonus and its Affiliates. For purposes of calculating royalties payable to Sonus pursuant to paragraph
      5.5 below, "Net Sales" shall also include gross revenues recognized by Mallinckrodt or Molecular Biosystems and their Affiliates, less the foregoing taxes, returns, and discounts, on account of such sale or other disposition. For purposes of paragraph 26.3 below, "Net Sales" means gross revenues recognized by the Third Party, less the foregoing taxes, returns, and discounts, on account of such sale or other disposition. No unit of any product shall be subject to more than one sale or disposition that qualifies as a Net Sale, regardless of the number or form of sales or dispositions of such unit; the first sale or other disposition by Nycomed, Sonus, Mallinckrodt, Molecular Biosystems, or their respective Affiliates to an entity other than an entity which is controlled by or controls the entity making the sale or disposition shall be used to calculate Net Sales. When reference is made to Net Sales in a country or territory, such Net Sales shall be deemed to occur in the country or territory in which the product is to be used.

1.9 "Quarter" shall mean each three-month calendar quarter during the term of this Agreement, provided that the first Quarter shall include any remaining portion of the calendar quarter following the day of the Closing in addition to the calendar quarter following such portion.
      "Quarterly" shall mean per Quarter.

1.10 "Third Party" shall mean all persons and entities other than Nycomed, Sonus, and their respective Affiliates.

1.11 "Mallinckrodt Litigation" shall mean that certain action (and all claims made therein) pending in the U.S. District Court for the Western District of Washington captioned Sonus Pharmaceuticals, Inc. v. Molecular Biosystems, Inc. and Mallinckrodt Medical, Inc., Civil Action No. 97-1273R.



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1.12  "Sonus Patent Applications" shall mean all pending patent applications owned or controlled by Sonus or its current Affiliates pertaining to Non-perfluoropentane Ultrasound Products, including provisionals, divisions, continuations, continuations-in-part, extensions, renewals, reissues, or reexaminations of any such application, or supplemental protection certificate, including but not limited to all applications listed in Appendix 1.12.

1.13 "Abbott Agreements" shall mean the following agreements in the form attached to Sonus's U.S. Securities and Exchange Commission filings (i) that certain agreement dated May 14, 1996, between Sonus and Abbott Laboratories, as amended (plus Appendices 1.6 and 1.13, which appendices previously have been provided to Nycomed), and (ii) that certain International License Agreement dated October 1, 1996, between Sonus and Abbott International, Ltd., as amended (plus Appendices 1.7 and 1.16, which appendices previously have been provided to Nycomed).

 1.14 "Optison" shall mean (i) an ultrasound contrast agent constituted as Optison(R) is presently constituted and described in the application for U.S. Food and Drug Administration approval of same, together with such modification thereto as may be made in connection with such application so long as any such modified product does not contain perfluoropentane, (ii) an ultrasound contrast agent constituted as Optison is presently constituted and described in any pending application for regulatory approval of same, together with such modification thereto as may be made in connection with such application so long as any such modified product does not contain perfluoropentane, and (iii) any ultrasound contrast agent developed and/or sold by Mallinckrodt Inc., Molecular Biosystems Inc., or their respective Affiliates to which Nycomed or its Affiliates acquires license, co-marketing, co-promotion, or other rights incident to a settlement of the Mallinckrodt Litigation under section 5 of this Agreement or to any other business relationship between Nycomed and Mallinckrodt, Molecular Biosystems, and their respective Affiliates, so long as any such product does not contain perfluoropentane.

1.15 "Closing" shall mean the closing of the transactions contemplated by this Agreement as provided in paragraph 31.3 of this Agreement.



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2.    LICENSE GRANT

2.1 As of Closing, Sonus grants Nycomed and its Affiliates an exclusive license together with the right to sublicense under the Sonus Patents to develop, make, have made, use, sell, offer to sell, and import Non-perfluoropentane Ultrasound Products in the General Territory. This license shall be exclusive even as to Sonus.

2.2 As of Closing, Sonus grants Nycomed and its Affiliates a non-exclusive license under the Sonus Patents to develop, make, have made, use, sell, offer to sell, and import Non-perfluoropentane Ultrasound Products in the Pacific Rim Territory. (Products that Nycomed or its Affiliates develop, make, have made, use, sell, offer to sell, or import under the licenses of paragraph 2.1 and/or this paragraph 2.2 are referred to in this Agreement as "Nycomed Licensed Products.")

2.3 As of Closing, Nycomed grants Sonus and its Affiliates a non-exclusive license under the Nycomed Patents to develop, make, have made, use, sell, offer to sell, and import Perfluoropentane Ultrasound Products in the General Territory and Pacific Rim Territory. (Products that Sonus or its Affiliates develop, make, have made, use, sell, offer to sell, or import under the license of this paragraph 2.3 are referred to as "Sonus Licensed Products.") Sonus shall have the right to sublicense the Nycomed Patents as provided in paragraphs 4.3 and 4.4 below, but shall not otherwise have the right to sublicense the Nycomed Patents.

 2.4 Sonus warrants that (i) it will not grant, and (ii) with the possible exception of the Abbott Agreements it has not granted to any Third Party any license under the Sonus Patents to develop, make, have made, use, sell, import, or offer for sale Non-perfluoropentane Ultrasound Products in the General Territory.

2.5 Each party retains all rights in its patents and patent applications not granted to the other party in this Agreement. Notwithstanding anything to the contrary herein, the licenses and other rights granted to Nycomed in this Agreement under the Sonus Patents shall not detract from the scope of the licenses and other rights previously granted to Abbott Laboratories and Abbott International, Ltd. (collectively, "Abbott") under the Abbott Agreements.



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2.6   In the event that Sonus or its Affiliates develop and desire to make, use, sell, offer for sale, or import an ultrasound contrast agent that contains perfluoropentane but does not meet the definition of Perfluoropentane Ultrasound Products of paragraph 1.1 above (except any such agent that contains *), the parties will negotiate in good faith with respect to a possible license to Sonus or its Affiliates under the Sonus Patents and Nycomed Patents, provided that neither party shall have any obligation to enter into any such license if, in its sole and absolute discretion, entry into such a license would not be in the party's own business interests.

3.    UP-FRONT FEE AND ROYALTIES

3.1 On the business day following the execution of this Agreement, Nycomed shall pay into escrow a license fee of U.S. $10,000,000 to be disbursed to Sonus in accordance with the provisions of paragraph 31.2 below. Upon satisfaction of the escrow conditions, this payment shall be nonrefundable and shall not be creditable against any other amounts due Sonus under this Agreement.

3.2 In addition to the payment required under paragraph 3.1 above, Nycomed shall incur in favor of Sonus a royalty on Quarterly Net Sales, which royalty shall be the larger of:

      (i) * said Quarterly Net Sales in each such country, provided that in no Quarter shall the amount incurred by Nycomed in favor of Sonus * that would be incurred by Sonus in favor of Nycomed in accordance with paragraph 3.3 below for that country in the Quarter if such paragraph 3.3 did not include a cap referring to this paragraph 3.2(i), or

      (ii) * of Quarterly Net Sales in the General Territory, * of Quarterly Net Sales in the General Territory, and * all additional Quarterly Net Sales in the General Territory (except in the Pacific Rim Territory, where the rate shall be * on all Net Sales in that territory).

      Provided always that the provisions of this paragraph 3.2 shall not apply to any sales of Optison in any territory, or any revenues received by Nycomed on account of any sales of Optison. Any royalties to which Sonus shall be entitled related to the sale of Optison shall be governed exclusively by the provisions of section 5 below.



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3.3   Sonus shall incur in favor of Nycomed a royalty on Quarterly Net Sales, which royalty for each country shall be * said Net Sales, provided that in no Quarter shall the amount incurred by Sonus in favor of Nycomed * incurred by Nycomed in favor of Sonus in accordance with paragraph 3.2 above for that country in the Quarter.

3.4 The incurred royalties shall be calculated Quarterly on a country-by-country basis. No later than 30 days after the end of each Quarter, each party shall provide the other with a statement of Net Sales of its respective Licensed Products in each country, which statement shall report on a product-by-product and country-by-country basis showing the sales of each product in each country. The net royalty payment due Sonus by Nycomed shall then be made within 30 days of the exchange of said statements. Examples of the calculation of royalties are provided in Appendix 3.4 hereto.

3.5 All royalties for each Quarter shall be independent of royalties for any other Quarter and not subject to carry-over or set-off against royalties for any other Quarter.

3.6 Nycomed ultrasound contrast agents constituted as those products now designated (i) Sonazoid * are constituted shall be deemed Nycomed Licensed Products, and sales of such products shall be deemed royalty-bearing Net Sales for purposes of paragraph 3.2 under at least the patents listed in Appendix 3.6 hereto.

3.7 Sonus ultrasound contrast agents constituted as those products now designated (i) EchoGen and (ii) SonoGen are constituted shall be deemed Sonus Licensed Products, and sales of such products shall be deemed royalty-bearing Net Sales for purposes of paragraph 3.3 under at least the patents listed in Appendix 3.7 hereto.

4.    SUBLICENSES, RELEASES, AND PATENT ENFORCEMENT

4.1 For the General Territory, Nycomed shall have the right to sublicense one or more Third Parties under the Sonus Patents to make, have made, use, sell, import, or offer for sale Non-perfluoropentane Ultrasound Products.

      4.2 For each country of the Pacific Rim Territory, Nycomed shall have the right to sublicense one Third Party under the Sonus Patents to make, have made, use, sell, import, or offer for sale each Non-perfluoropentane



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      Ultrasound Product. Nycomed may sublicense a different Third Party for each such product in each different country of the Pacific Rim Territory and substitute its Third Party sublicensees under this paragraph.

4.3 For each country of the Pacific Rim Territory, Sonus shall have the right to sublicense one Third Party under the Nycomed Patents to make, have made, use, sell, import, or offer for sale each Perfluoropentane Ultrasound Product. Sonus may sublicense a different Third Party for each such product in each different country of the Pacific Rim Territory and substitute its Third Party sublicensees under this paragraph.

4.4 In the General Territory, Sonus shall have the right to sublicense any Third Party to, under the Nycomed Patents, make, have made, use, sell, import, or offer for sale under license from Sonus of Perfluoropentane Ultrasound Products developed by Sonus. Sonus shall be limited to one such sublicense per commercial Perfluoropentane Ultrasound Product per country in the General Territory. Thus, by way of example only, Sonus may license one Third Party to manufacture EchoGen in the United States, another to manufacture and distribute SonoGen in the United States, and another to manufacture and distribute EchoGen in Brazil, but may not license one Third Party to manufacture EchoGen and SonoGen in the United States and another to manufacture and distribute SonoGen in the United States. Sonus shall provide Nycomed with written notice of any such sublicenses granted.

4.5 No sublicense granted by Nycomed under paragraph 4.1 or 4.2 above shall authorize the sublicensee to grant any sublicenses under the Sonus Patents. No sublicense granted by Sonus under paragraph 4.3 or 4.4 above shall authorize the sublicensee to grant any sublicenses under the Nycomed Patents.

4.6 If (i) Nycomed is engaged in negotiations for a license in the General Territory under patents or patent applications owned by a Third Party for Non-perfluoropentane Ultrasound Products in exchange (in whole or in part) for granting said Third Party a sublicense under the Sonus Patents (as permitted by paragraph 4.1) for sales in the General Territory, (ii) said Third Party *and (iii) said Third Party has the *, then Nycomed shall use *, in connection *. Nycomed shall have *, and Nycomed may *. Nycomed shall have *. Sonus shall *. Sonus, however, has *. Nycomed shall advise Sonus of any such negotiations and consult with Sonus as to the Third Party's patents and patent applications at issue. During the



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      course of such negotiations between Nycomed and the Third Party, Sonus shall not contact or negotiate with the Third Party concerning licensing or sublicensing the Sonus Patents, Nycomed Patents, or the Third Party's patents or patent applications without the written consent of Nycomed, which Nycomed may grant, withhold, or condition in its sole and absolute discretion. The prohibition of the preceding sentence shall not apply to communications between Sonus and a Third Party related to litigation that is initiated or threatened by the Third Party against Sonus or its Affiliates.

4.7 Nycomed shall *, provided that, Nycomed *. If Nycomed receives payments from a Third Party in exchange for a sublicense pursuant to paragraph 4.1 of any Sonus Patents or Nycomed Patents in the General Territory, Nycomed shall first deduct from such payments its reasonable and direct out of pocket expenses incurred after the day of the Closing to consummate its agreement with the Third Party, including any associated attorneys fees, and shall then pay Sonus * the balance. The only other benefit to which Sonus may be entitled as a result of any such transaction between Nycomed and such a Third Party is a license under that Third Party's patents as set forth in paragraph 4.6 above, which provisions may or may not apply to the transaction between Nycomed and the Third Party depending on the terms of said transaction. Sonus shall not be entitled to share in any other benefits or consideration realized by Nycomed, including but not limited to the value of a license or sublicense that Nycomed obtains under the Third Party's patents (including a royalty free cross-license in a transaction including licenses under the Sonus Patents), the value of marketing rights to the Third Party's products, or the value of any settlement of a dispute between Nycomed and the Third Party or their respective Affiliates. Sonus acknowledges that Nycomed may, in connection with licensing or sublicensing activities under this paragraph 4.7, enter into business arrangements with Third Parties in the field of ultrasound contrast agents or in other fields, which arrangements may include, by way of example and not limitation, co-marketing, co-promotion, joint ventures, or other cooperative relationships, or the settlement of other disputes between Nycomed and such Third Parties and their respective Affiliates. The exclusive consideration due Sonus shall be * the payments received by Nycomed (net Nycomed's reasonable and direct out of pocket expenses) as set forth above in this paragraph 4.7; Sonus shall be entitled to no other participation or consideration in, from, for, or on account of such a business relationship between Nycomed and any Third Party and their respective Affiliates. Sonus further acknowledges that



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      Nycomed's freedom of action in this regard is paramount to this Agreement.
      Any dispute between Sonus and Nycomed concerning the parties' performance under this paragraph 4.7 shall be resolved as set forth in paragraph 26.3 below. Except as provided by paragraph 26.3 below, Sonus irrevocably binds itself to never challenge the form or substance of any such transaction entered into by Nycomed and agrees to be bound for the purposes of this Agreement to any allocation and characterization of consideration flowing to Nycomed thereunder made between Nycomed and any Third Party.

4.8 Nycomed shall have the exclusive right, exclusive even as to Sonus, to sue any Third Party for direct infringement, contributory infringement, or inducement of infringement of the Sonus Patents, when the Third Party's direct infringement, contributory infringement, or inducement of infringement relates to the manufacture, use, sale, importation, or offer for sale in the General Territory of any ultrasound contrast agent that does not contain perfluoropentane. Nycomed shall have sole and absolute discretion over whether to bring any claims and complete control of any suits or counterclaims it asserts. Nycomed will bear all costs and expenses associated with the prosecution of such claims. Sonus agrees to cooperate reasonably with Nycomed in connection with such suits or counterclaims and will, if requested by Nycomed, join as a co-party to Nycomed in any suit or counterclaims Nycomed asserts pursuant to this paragraph provided that Nycomed promptly reimburses Sonus for its reasonable and direct out of pocket expenses (including attorneys fees) that Sonus incurs to undertake such aspects of cooperation as requested by Nycomed. Immediately following the Closing, Sonus will provide Nycomed with full access to all files, records, and other documents relating to the Sonus Patents, giving due protection to privileged information. Any proceeds that Nycomed receives from a suit or counterclaim brought under this paragraph for infringement of a Sonus Patent shall be divided between Nycomed and Sonus as follows: (x) first, Nycomed shall recover its full out of pocket expenses incurred after the day of the Closing for that suit or counterclaim (including attorneys fees and any reimbursements made to Sonus), and (y) second, from any remaining proceeds, Nycomed shall provide Sonus with * such excess.

4.9 If Sonus, its Affiliates or their licensees are sued for alleged direct infringement, contributory infringement, or inducement of infringement of a patent owned by a Third Party, and the alleged infringement involves



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      the manufacture, use, sale, importation, or offering to sell by Sonus, its
      Affiliates or their licensees of Perfluoropentane Ultrasound Products, Sonus may request in writing that Nycomed file a claim for infringement of the Sonus Patents against that Third Party pursuant to paragraph 4.8 above, which request shall include (i) identification of the infringing products and/or conduct, (ii) identification of the infringed claims of the Sonus Patents, and (iii) a full explanation of Sonus's bases for concluding that the Third Party is infringing claims of the Sonus Patents. Nycomed shall * to evaluate same, during which period Sonus *. If Nycomed notifies Sonus in writing that *. Nycomed may *. If Nycomed *. If Nycomed declines to pursue a claim for infringement of the Sonus Patents against the Third Party *, Sonus shall have the right to sue said Third Party for direct infringement, contributory infringement, or inducement of infringement of the Sonus Patents, by way of counterclaim or independent action. Nycomed agrees to provide Sonus with reasonable cooperation in connection with any such infringement suit brought by Sonus, including joining as co-plaintiff if requested, provided that Sonus promptly reimburses Nycomed for its reasonable and direct out of pocket expenses (including attorneys fees) that Nycomed incurs to undertake such aspects of cooperation as requested by Sonus. In any suit brought by Sonus against a Third Party under the provisions of this paragraph 4.9, Sonus shall control the suit, shall bear all costs and expenses associated with the prosecution of such suit, and any proceeds that Sonus receives for infringement of the Sonus Patents shall be retained by Sonus.

4.10 If Sonus, its Affiliates or their licensees are sued or threatened with suit by a Third Party in a lawsuit alleging that Sonus, its Affiliates or their licensees are infringing a patent owned by that Third Party by developing, making, using, selling, importing, or offering for sale Perfluoropentane Ultrasound Products in the General Territory, Sonus may *. If Sonus makes such a request to Nycomed, *. If the Third Party agrees to *, provided that Nycomed may *. If Nycomed *.

4.11 Nycomed's authority under this Agreement to license or sublicense Third Parties under the Sonus Patents (as permitted in paragraphs 4.1 and 4.2) also includes the authority to release Third Parties from back damages under the Sonus Patents for activities within the scope for which Nycomed may grant licenses or sublicenses under the Sonus Patents, regardless of whether such back damages accrued from activities before or after the day of the Closing. If Nycomed receives any



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      payments or royalties from Third Parties for such a release, they shall, except as otherwise provided herein, be divided * Nycomed and * Sonus.

4.12 Sonus shall have the exclusive right, exclusive even as to Nycomed, to sue any Third Party for direct infringement, contributory infringement, or inducement of infringement of the Sonus Patents, when the Third Party's direct infringement, contributory infringement, or inducement of infringement relates to the manufacture, use, sale, importation, or offer for sale of Perfluoropentane Ultrasound Products. Sonus shall have sole and absolute discretion over whether to bring any claims and complete control of any suits or counterclaims it asserts. Sonus will bear all costs and expenses associated with the prosecution of such claims, and shall retain any proceeds it receives. Nycomed agrees to cooperate reasonably with Sonus in connection with such suits or counterclaims and will, if requested by Sonus, join as a co-party to Sonus in any suit or counterclaims Sonus asserts pursuant to this paragraph provided that Sonus promptly reimburses Nycomed for its reasonable and direct out of pocket expenses (including attorneys fees) that Nycomed incurs to undertake such aspects of cooperation as requested by Sonus.

4.13 Each party shall have the rights as set forth in this paragraph 4.13 to sue any Third Party on account of the manufacture, use, sale, importation, or offer for sale of an ultrasound contrast agent that contains perfluoropentane but does not meet the definition of Perfluoropentane Ultrasound Products in paragraph 1.1 above. Sonus shall have *, and Nycomed shall have *.

      (1) In a case brought by Nycomed under this paragraph 4.13, Nycomed shall *. Nycomed *. Sonus agrees to *.

      (2) In a case brought by Sonus under this paragraph 4.13, Sonus shall *. Sonus *. Nycomed agrees to *.

4.14 The provisions of this section 4 (specifically including but not limited to paragraph 4.7 above) shall not apply to matters concerning the Mallinckrodt Litigation or settlement thereof (including any licenses, sublicenses, releases, or transactions incident to or associated with such settlement), which matters are and shall be governed exclusively by section 5 below.

5.    MALLINCKRODT LITIGATION



[*] Confidential portions omitted
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                                      -13-

5.1 * the Closing and subject to the provisions of this section 5, Nycomed shall have sole authority to settle (within the scope of the rights granted to Nycomed elsewhere in this Agreement) the Mallinckrodt Litigation on its own behalf and on behalf of Sonus at any time, including after entry of judgment and on appeal. Sonus acknowledges that such a settlement may include, by way of example and not limitation, *. Sonus shall subscribe or cause its attorneys to subscribe all papers, pleadings, and agreements necessary or desirable to effectuate any such settlement of the Mallinckrodt Litigation, including but not limited to *. Subject to the below provisions concerning the compensation due Sonus for settlement of the Mallinckrodt Litigation and the release of the counterclaims asserted against Sonus, Nycomed shall have sole and absolute discretion to settle or refrain from settling the Mallinckrodt Litigation and over the terms, conditions, and timing of any settlement.

5.2 Absent Sonus's written consent, Nycomed shall not settle the Mallinckrodt Litigation without also settling the counterclaims asserted against Sonus and obtaining a release of such claims, provided that, Nycomed may, *.

5.3 Absent Sonus's prior written consent, no settlement of the Mallinckrodt Litigation shall bind Sonus to make a payment to any party.

5.4 Sonus acknowledges that Nycomed may, in connection with settlement of the Mallinckrodt Litigation, enter into business arrangements with Mallinckrodt and/or Molecular Biosystems and their respective Affiliates, licensees, and sublicensees for Optison or otherwise, which arrangements may include, by way of example and not limitation, co-marketing, co-promotion, joint ventures, or other cooperative relationships, and settlement of other disputes between Nycomed and Mallinckrodt and/or Molecular Biosystems and their respective Affiliates, licensees, and sublicensees (including but not limited to settlement and release of all claims asserted against Nycomed in those certain actions styled Mallinckrodt Medical, Inc. and Molecular Biosystems, Inc. v.



[*] Confidential portions omitted
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                                      -14-

      Nycomed Imaging AS, Civil Action No. 97-1732 (PLF/DAR) pending in the U.S. District Court for the District of Columbia and Nycomed Inc. v. Mallinckrodt Medical, Inc., Civil Action No. 98-1833 (GEB) pending in the U.S. District Court for the District of New Jersey). Sonus further acknowledges that, incident to or as a result of a settlement of the Mallinckrodt Litigation, Nycomed may use its rights under the Sonus Patents to reach agreements with Third Parties for licenses or other arrangements to secure for itself, Mallinckrodt, and/or Molecular Biosystems the freedom to make, use, sell, offer to sell, and import Optison in the General Territory, provided that no such settlements or other agreements shall confer rights in the Pacific Rim Territory under the Sonus Patents to Mallinckrodt, Molecular Biosystems or any Third Party except as permitted in, and subject to the limitations of, paragraph 4.2 above.

5.5 Sonus's consideration for any settlement of the Mallinckrodt Litigation by Nycomed (however accomplished, including by dismissal, covenant not to sue, and/or license), which settlement may include but is not limited to a complete release of all claims asserted by Sonus against Mallinckrodt and Molecular Biosystems and the grant of a sublicense under the Sonus Patents to Mallinckrodt and Molecular Biosystems for the manufacture, use, sale, offer for sale, and importation of Optison in the General Territory, shall
      * wherein Sonus Patents claiming direct or indirect priority from the applications for U.S. Patents 5,558,094 or 5,573,751 have issued or been published for opposition and are unexpired, (ii) dismissal with prejudice of all counterclaims asserted by Molecular Biosystems or Mallinckrodt in the Mallinckrodt Litigation, without payment by Sonus or admission of liability, and (iii) a grant to Sonus of a royalty-free license or covenant not to sue under the patents listed in Appendix 5.5 that are owned or controlled by Molecular Biosystems, Mallinckrodt, or their Current Affiliates sufficient to provide Sonus, its Affiliates and licensees the freedom to make, use, sell, offer to sell, and import EchoGen and SonoGen in the General Territory (clauses (i), (ii), and
      (iii), collectively, the "Consideration"). No settlement of the Mallinckrodt Litigation or grant of a sublicense under the Sonus Patents to Mallinckrodt, Molecular Biosystems or their Affiliates shall be concluded unless Sonus receives the Consideration. Other than the Consideration, no other or further compensation shall be due Sonus on account of the Mallinckrodt Litigation, Nycomed's settlement thereof, any business relationship between Nycomed and Mallinckrodt and/or Molecular Biosystems and their respective Affiliates, and the grant of



[*] Confidential portions omitted
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                                      -15-
      licenses under the Sonus Patents. Sonus shall be entitled to no other participation or consideration in, from, for, or on account of any business relationship between Nycomed and Mallinckrodt and/or Molecular Biosystems and their respective Affiliates that is entered into as part of, incident to, or following settlement of the Mallinckrodt Litigation. Provided that it receives the Consideration, Sonus irrevocably binds itself to never challenge the form or substance of any agreement of settlement of the Mallinckrodt Litigation and agrees to be bound for the purposes of this Agreement to any allocation and characterization of consideration flowing to Nycomed thereunder.

5.6 Nycomed shall use *. For a period *, Nycomed and Sonus shall *, and Nycomed shall *.

5.7 If Nycomed does not settle the Mallinckrodt Litigation * from the day of the Closing, Nycomed shall assume sole control over the Mallinckrodt Litigation including responsibility for the costs and expenses of the litigation incurred thereafter, provided that Sonus shall retain sole control (at its own expense) over the defense of the Tort Counterclaims (as hereafter defined). "Tort Counterclaims" are all counterclaims asserted by Mallinckrodt and Molecular Biosystems in the Mallinckrodt Litigation other than the counterclaims seeking declaratory judgment of non-infringement, invalidity, and/or unenforceability of the patents asserted by Sonus in that litigation. Sonus shall cooperate with Nycomed in transferring control of the Mallinckrodt Litigation (other than the Tort Counterclaims) to Nycomed, and shall subscribe and execute all papers and pleadings necessary or desirable to join or substitute Nycomed as plaintiff therein. The provisions of paragraphs 5.1, 5.2, 5.3, 5.4, and
      5.5 above shall continue to apply to any settlement of the Mallinckrodt Litigation reached after the * period. The parties agree to cooperate and consult with one another in connection with their respective roles in the Mallinckrodt Litigation.

5.8 If Nycomed does not settle the Mallinckrodt Litigation (as provided above), it may litigate the case (other than the Tort Counterclaims as provided in paragraph 5.7 above) and any proceeds that Nycomed recovers from the Mallinckrodt Litigation as plaintiff shall be divided between Sonus and Nycomed as follows: (a) first, Nycomed shall recover its full out of pocket expenses incurred after the day of the Closing for the Mallinckrodt Litigation, including attorneys fees, and (b) second, any remaining proceeds * between Sonus and Nycomed.



[*] Confidential portions omitted
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                                      -16-

5.9 The provisions of this section 5 shall apply to matters concerning the Mallinckrodt Litigation and/or the settlement thereof notwithstanding any different or conflicting provisions of this Agreement (specifically including but not limited to section 4 above), and shall take precedence over same. In all events any sublicense or other rights under the Sonus Patents granted to Mallinckrodt or Molecular Biosystems pursuant to this section 5 shall be limited to Non-perfluoropentane Ultrasound Products.

6.    SONUS PATENTS AND SONUS PATENT APPLICATIONS

6.1 Sonus shall be responsible for and shall diligently carry out and shall bear all costs (including attorney fees) for the preparation, filing, prosecution, maintenance, and extensions, if any, of all Sonus Patents and Sonus Patent Applications, including the prosecution of any reissue application, reexamination proceeding, and interference proceeding. Sonus shall send Nycomed Quarterly reports on the status of all Sonus Patents and Patent Applications.

6.2 Sonus shall be responsible for the selection and retention of counsel subject to Nycomed's approval, such approval not to be unreasonably withheld. It shall not be unreasonable for Nycomed to withhold or withdraw consent as to any counsel that is, becomes, or threatens to become directly adverse to Nycomed or an Affiliate in any inter partes judicial or administrative proceeding.

6.3 Sonus shall promptly provide Nycomed with a copy of all correspondence, filings and notices of action between Sonus and the pertinent official patent office concerning the Sonus Patents and Sonus Patent Applications. Sonus shall provide Nycomed with a reasonable opportunity to review and advise Sonus on the written or oral response to any official patent office action or correspondence or written submission by a Third Party to any official patent office concerning the Sonus Patents or Sonus Patent Applications. Sonus *. In the case *, Sonus shall *.

6.4 If Sonus and Abbott (to the extent Abbott is entitled to assume prosecution as provided in the Abbott Agreements) decide to discontinue the prosecution or maintenance of any Sonus Patent or Sonus Patent Application (which Sonus may do in its sole and absolute discretion),



[*] Confidential portions omitted
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                                      -17-

      Sonus shall promptly notify Nycomed, supply Nycomed with copies of all written communications with the pertinent official patent office, and fully cooperate with Nycomed to transfer control of the patent or application to Nycomed, including subscribing all papers necessary or desirable to effectuate same. In such event, Nycomed may, but does not have the obligation to, file or continue prosecution of such application or maintain such patent without any liability to Sonus for any acts or omissions related thereto. In the case of filing or continuing prosecution of an application (including maintenance fees for any patents issuing therefrom), such actions shall be at Nycomed's sole expense. Sonus shall bear the cost of paying official maintenance fees for those Sonus Patents that have issued or been published for opposition as of the day of the Closing, and shall promptly reimburse Nycomed for all such costs upon notice by Nycomed, and Nycomed shall have the right to set-off reimbursements due it from Sonus against any amounts owed by Nycomed to Sonus under sections 3, 4, and/or 5 of this Agreement.

6.5 Nycomed may request that Sonus act under paragraph 6.4 above with respect to any Sonus Patent Application that Nycomed desires to prosecute itself (which request Sonus may honor or reject in its sole discretion, except as provided in the following sentence). If Nycomed makes such a request as to a Sonus Patent Application that concerns only Non-perfluoropentane Ultrasound Products, Sonus shall not unreasonably withhold approval of Nycomed's request, and Nycomed shall upon approval of its request by Sonus assume all further costs and expenses associated with the prosecution of such application.

6.6 If any Sonus Patent Application *, Nycomed shall *. Any agreement between Sonus and any entity (other than Abbott) *.

6.7 The handling of the enforcement of the Sonus Patents is governed by sections 4 and 5 of this Agreement.

6.8 Sonus hereby agrees that prior to electing to discontinue prosecution of any Sonus Patent Application or claims that concern only Non-perfluoropentane Ultrasound Products, it shall first consult with Nycomed. If Nycomed so requests, Sonus shall continue prosecution of such application or claims at Nycomed's expense (including reimbursement of Sonus's attorneys fees).



[*] Confidential portions omitted
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                                      -18-

7.    PATENT MARKING

7.1 If requested by any party, insofar as practical, the other party (and any sublicensees) shall place, or shall cause the manufacturer to place, appropriate patent and/or patent pending markings on an exposed surface of each Licensed Product made or sold hereunder or on the packaging for such Licensed Product. The content, form, size, location and language used in such markings shall be in accordance with the laws and practices of the country where such markings are required.

7.2 To the extent permitted by law, Nycomed shall include, in any submission to the U.S. Food and Drug Administration for a Nycomed Product which includes a listing of Nycomed Patents that cover such product, a listing of the appropriate Sonus Patents that also cover such product.

7.3 To the extent permitted by law, Sonus shall include, in any submission to the U.S. Food and Drug Administration for a Sonus Product which includes a listing of Sonus Patents that cover such product, a listing of the appropriate Nycomed Patents that also cover such product.

8.    ASSIGNMENT

8.1 This Agreement may not be assigned or transferred by either party without written consent of the other party, such consent not to be unreasonably withheld, except that either party may assign this Agreement to any successor by merger, consolidation, or sale of substantially all of its business unit (or assets relating to that business unit) to which this Agreement relates without the consent of the other party. Any attempted delegation or assignment not in accordance with this Article shall be of no force or effect.

8.2 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns.

8.3 Notwithstanding the provisions of paragraph 8.1 above, either party may upon written notice assign this Agreement to an Affiliate, provided that no such assignment shall relieve the assigning party of its duties and responsibilities under this Agreement.



[*] Confidential portions omitted
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                                      -19-

9.    RIGHT OF FIRST REFUSAL AS TO *

      In the event Sonus receives an offer to buy * Nycomed shall have a right of first refusal with respect to *. If Sonus desires to solicit any such offer from Third Parties or desires to file for bankruptcy protection, Sonus shall promptly give written notice to Nycomed, which shall be at least 30 days prior to any such solicitation and as soon as possible prior to any such bankruptcy filing. Within 30 days of such notice, Nycomed shall indicate whether or not it is interested in making the purchase. If Nycomed is interested, Sonus and Nycomed shall negotiate in good faith for a maximum of 60 days to mutually determine the material terms of a definitive agreement. If Nycomed and Sonus do not reach such agreement, but during the negotiation period, Nycomed offered in writing economic terms which were rejected by Sonus, and during the term of this Agreement Sonus subsequently solicits and receives a bona fide Third Party offer on the same or less favorable economic terms considered as a whole than those offered by Nycomed, then Sonus shall promptly notify Nycomed in writing. Nycomed then may offer to meet such terms within 45 days from such notice. If Nycomed does not offer to meet such terms within such 45 day period, then Nycomed shall have no further rights under this Section with respect to such bona fide Third Party offer for *. The provisions of this paragraph 9 shall not apply where, *.

10.   CONFIDENTIALITY

      Each party agrees that the terms of this Agreement and any information provided by either party to the other hereunder (including information provided under paragraphs 6.3-6.6 and section 20) shall remain confidential throughout the term of this Agreement and shall not be disclosed to any person or entity, except to a party's professional advisor, Abbott, for purposes of obtaining its consent, and the escrow agent pursuant to section 31, without advance written permission of the other party, provided that, either party in negotiation or business with a Third Party concerning the sublicensing of patent rights pursuant to this Agreement may disclose to such Third Party, under a written confidentiality agreement, such terms of this Agreement as are reasonably necessary in order to engage in such negotiations or business, and further provided that either party may make any filings of this Agreement, subject to confidential treatment, required by law in any country. Each party further agrees that it will not issue any press



[*] Confidential portions omitted
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                                      -20-
      release or publicity in regard to this Agreement without the advance written permission of the other party. Advance written permission will not be required when a party is ordered to disclose information concerning the Agreement by a competent tribunal, such disclosures are required by law, or disclosure is to be made to the tribunal in arbitration proceedings under section 26 below. Each party agrees that to the extent that information subject to claims of attorney-client privilege, work product, or any similar privilege or immunity is disclosed to the other pursuant to performance of this Agreement, such disclosure is intended to further the parties' common legal interests and/or joint defense and shall remain subject to such privilege or immunity to the maximum extent permitted by law.

11.   TERM

      This Agreement is effective as of Closing. Unless earlier terminated as provided in section 13 or paragraph 31.2 of this Agreement, it shall continue in effect until the expiration of the last to expire patent among the Nycomed Patents and the Sonus Patents. As used in this Agreement, the "expiration" of a patent includes (i) irrevocable lapse for failure to pay maintenance fees or the like, (ii) final revocation of the applicable claims by a national patent office and the exhaustion or expiration of all appeals of such revocation, and (iii) final adjudication by a court of competent jurisdiction that the applicable claims of the patent are invalid or unenforceable and the exhaustion or expiration of all appeals from said adjudication.

 12.  STANDSTILL

      Nycomed shall not directly or indirectly, for the Term of this Agreement, absent prior written of consent of Sonus which may be withheld in its sole discretion, purchase, acquire, or obtain the right to vote or control the voting of any voting securities of Sonus, or seek or propose to influence or control the management or policies of Sonus except in the exercise of Nycomed's rights under this Agreement.

13.   DEFAULT AND TERMINATION

13.1 If either party breaches any of the material terms or conditions of this Agreement, the party claiming such breach may serve the alleged breaching party with a notice of breach specifying the acts or omissions



[*] Confidential portions omitted
and filed separately with Commission.

      creating such alleged breach. If the alleged breaching party fails to remedy said breach within 60 days of receipt of said notice, the other party may terminate this Agreement by serving a notice of termination.

13.2 Any notice of termination pursuant to paragraph 13.1 above shall be effective 30 days after receipt of such notice by the non-terminating party, unless before the expiration of said 30 day period, the non-terminating party requests or shall have requested mediation pursuant to paragraph 26.2 of this Agreement, in which event this Agreement shall not terminate until after the conclusion of (i) such mediation, and (ii) any arbitration under paragraph 26.1 commenced by either party within 30 days of service by either party of a request for mediation under paragraph 26.2, and then only if and to the extent not inconsistent with any award rendered in such arbitration.

13.3 In the event that either party files a petition in bankruptcy, is adjudicated a bankrupt or files a petition or otherwise seeks relief under or pursuant to any bankruptcy, insolvency or reorganization statute or proceeding, or if a petition in bankruptcy is filed against it or it becomes insolvent or makes an assignment for the benefit of its creditors or a custodian, receiver or trustee is appointed for it or a substantial portion of its business or assets, the other party shall have the right to terminate this Agreement forthwith upon written notice, which notice shall be effective upon dispatch.

13.4 No debtor-in-possession, assignee for the benefit of creditors, custodian, receiver, trustee in bankruptcy, sheriff or any other officer of the court or official charged with taking over custody of a party's assets or business shall have any right to continue this Agreement if this Agreement terminates pursuant to paragraph 13.3 hereof.

13.5 In the event that, notwithstanding the provisions of paragraph 13.4 hereof, pursuant to the U.S. Bankruptcy Code or any amendment or successor thereto (the "Code"), a trustee in bankruptcy of a party to this Agreement, or a party to this Agreement as debtor-in-possession, is permitted to assume this Agreement and does so and, thereafter, desires to assign this Agreement to a third party, which assignment satisfies the requirements of the Code, the trustee or debtor-in-possession, as the case may be, shall notify the other party to this Agreement (the "Nonbankrupt Party") of same in writing. Said notice shall set forth the name and address of the proposed assignee, the proposed consideration



[*] Confidential portions omitted
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                                      -22-
      for the assignment and all other relevant details thereof. The giving of such notice shall be deemed to constitute the grant to the Nonbankrupt Party of an option to have this Agreement assigned to it or to its designee for such consideration, or its equivalent in money, and upon such terms as are specified in the notice. The aforesaid option may be exercised only by written notice by the Nonbankrupt Party to the trustee or debtor-inpossession, as the case may be, within 15 days of receipt of the notice of the proposed transaction. If the Nonbankrupt Party fails to accept the terms within the said exercise period, the party giving notice may complete the assignment referred to in its notice, but only if such assignment is to the entity named in said notice and for the consideration and upon the terms specified therein.

13.6 Nothing contained herein shall be deemed to preclude or impair any rights that the Nonbankrupt party may have as a creditor in any bankruptcy proceeding.

14.   CHOICE OF LAW; CHOICE OF FORUM

      This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without reference to its choice of law principles. As provided in section 26 of this Agreement, any dispute between the parties related to or arising out of this Agreement, the parties' relationship created hereby, and/or the negotiations for and entry into this Agreement including any dispute concerning its conclusion, binding effect, amendment, coverage, or termination, shall be submitted to and resolved by arbitration. If, however, any such dispute is not subject to arbitration under section 26 of this Agreement, the state and federal courts located in New York County, New York shall have exclusive jurisdiction of such dispute. Said courts shall also have exclusive jurisdiction of any action to compel arbitration under this Agreement, incident to arbitration under this Agreement, or to enter or set aside an arbitration award. The parties expressly submit to the personal jurisdiction of such courts for any action described in this paragraph 14, agree that such courts provide a convenient forum for any such action, and waive any objections or challenges to venue.

15.   ENTIRE AGREEMENT; NO ORAL MODIFICATIONS; WAIVER

15.1 This Agreement contains the entire understanding and agreement between Nycomed and Sonus with respect to the subject matter hereof,



[*] Confidential portions omitted
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                                      -23-
      and supersedes all prior oral or written understandings and agreements relating thereto. Neither party shall be bound by any conditions, definitions, warranties, understandings, or representations concerning the subject matter hereof except as are (i) provided in this Agreement, (ii) contained in any prior existing written agreement between the parties, or
      (iii) duly set forth on or after the day of the Closing of this Agreement in a written instrument subscribed by an authorized representative of the party to be bound thereby.

15.2 Each party has relied solely on its own evaluation of the subject matter in deciding to enter into this Agreement, and has not been induced to enter into this Agreement by any statements, promises, or representations of the other party, nor has it relied on any such statements, promises, or representations.

15.3 No waiver by either party, whether express or implied, of any provision of this Agreement, or of any breach or default thereof, shall constitute a continuing waiver of such provision or of any other provision of this Agreement. Either party's acceptance of payments by the other under this Agreement shall not be deemed a waiver of any violation of or default under any of the provisions of this Agreement.

16.   RELATIONSHIP OF THE PARTIES

      Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent or employee of the other. Neither party shall take any action that purports to bind the other.

17.   SEVERABILITY

      If any provision or any portion of any provision of this Agreement shall be held to be void or unenforceable (or a formal indication to that effect is communicated by any competent authority), the parties shall in good faith negotiate valid substitute provisions which reflect, as closely as reasonably practicable, their commercial intentions as set out herein. Subject thereto, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.



[*] Confidential portions omitted
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                                      -24-

18.   CONSTRUCTION

      This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if those words or phrases were never included in this Agreement, and no implication or inference shall be drawn from the fact that the words or phrases were so stricken out or otherwise eliminated.

19.   HEADINGS

      The captions and paragraph headings appearing in this Agreement are inserted for convenience and reference only and in no way define, limit or describe the scope or intent of this Agreement or any of the provisions thereof.

20.   BOOKS AND RECORDS; AUDITS

20.1 Each party shall prepare and maintain, in accordance with generally accepted accounting principles, complete and accurate books of account and records covering all sales, receipts, payments, and other transactions relating to this Agreement. Each party may appoint an independant certified public accountant, recognized nationally in the United States and approved by the other party (such approval not to be unreasonably withheld), to inspect and audit such books and records with respect to the subject matter and terms of this Agreement. Such audits shall be conducted during regular business hours (no more than once per year and no more than three years after termination of this Agreement) at the expense of the party requesting the audit (except as provided in paragraph 20.2 below). The auditors may inspect and copy all such books of account and records in the possession or under the control of the party being audited, but shall maintain such information in confidence, provided that the auditor may report its findings (but not the underlying data) to the party requesting the audit. All such books of account, records, and documents shall be kept available by each party for at least three years after the end of the quarter to which they relate.

20.2 If as a result of any audit of books and records it is shown that payments under this Agreement were less than the amount that should have been



[*] Confidential portions omitted
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                                      -25-
      paid, all payments required to be made to eliminate such underpayment shall be made promptly upon the auditing party's demand therefor. If the discrepancy is in an amount equal to five percent (5%) or more of the amount actually paid, the audited party shall also reimburse the auditing party for the reasonable costs of such audit. No claim of underpayment may be made more than three years after the Quarter in which the payments in question were initially due.

21.   TAXES

      Each party shall bear all taxes resulting from royalties under this Agreement, that party's granting or receipt of licenses or sublicenses under this Agreement, or that party's other activities under this Agreement. The payments to be made to Sonus as provided in paragraphs 3.2-3.7 and sections 4 and 5 above shall be net of any withholding taxes or duties (there shall be no withholding in connection the payment to be made under paragraph 3.1).

22.   IMMUNITY UNDER OTHER PATENTS

22.1 During the term of this Agreement, Nycomed hereby grants to Sonus, its Affiliates and their licensees, with respect to and only with respect to Sonus Licensed Products for which royalties are incurred under the Nycomed Patents pursuant to paragraph 3.3 above, a royalty-free immunity from suit under all other patents or patent applications presently owned or controlled by Nycomed or its Current Affiliates.

22.2 During the term of this Agreement, Sonus hereby grants to Nycomed, its Affiliates and their licensees, with respect to and only with respect to
      (i) Nycomed Licensed Products for which royalties are incurred under the Sonus Patents pursuant to paragraph 3.2 above and (ii) Optison if a royalty is incurred under the Sonus Patent pursuant to paragraph 5.5 above, a royalty-free immunity from suit under all other patents or patent applications presently owned or controlled by Sonus or its Current Affiliates.

22.3 Each party shall promptly discontinue, and refrain from initiating or pursuing, any patent office opposition proceedings (worldwide) against the other's licensed patents and applications. Neither this paragraph 22.3 nor any other provisions of this Agreement shall affect any interference proceedings currently pending in the U.S. Patent and



[*] Confidential portions omitted
and filed separately with Commission.

      Trademark Office between Sonus and Nycomed involving patents or applications licensed under this Agreement.

23.   REPRESENTATIONS AND WARRANTIES OF SONUS

      Sonus hereby represents and warrants that:

23.1 Sonus has the full right, power, and corporate authority to enter into this Agreement and to make the promises and grant the licenses set forth herein.

23.2 Sonus is the owner of all right, title, and interest in and to the Sonus Patents and Sonus Patent Applications (subject to the Abbott Agreements). Sonus has no license agreements or other agreements or obligations with or to third parties or any other binding commitments, obligations, liens, mortgages, or encumbrances of any kind or nature that diminish, limit, or impair (i) the rights granted by Sonus to Nycomed in this Agreement or
      (ii) the ability of Sonus to perform its covenants and obligations under this Agreement.

23.3 Sonus will not divest itself of any rights now or hereafter possessed when the effect of doing so may diminish limit, or impair (i) the rights granted by Sonus to Nycomed in this Agreement or (ii) the ability of Sonus to perform its covenants and obligations under this Agreement. In no event shall Sonus's exercise of rights that it is accorded under this Agreement constitute a breach of Sonus's obligations under this paragraph 23.3.

23.4 The Abbott Agreements are the only agreements between Sonus and Abbott Laboratories or Abbott International, Ltd. and their respective Affiliates conferring license rights under the Sonus Patents.

23.5 Sonus has obtained the consent of Abbott Laboratories and Abbott International, Ltd., to enter into this Agreement, and Abbott Laboratories and Abbott International, Ltd., have each executed a form of Statement of Consent as provided in Appendix 23.5 hereto.

23.6 Sonus is not party to any other agreement the terms of which (i) conflict with the covenants and obligations of Sonus under this Agreement or the rights granted by Sonus to Nycomed under this Agreement or (ii) diminish limit, or impair the rights granted by Sonus to Nycomed in this



[*] Confidential portions omitted
and filed separately with Commission.

      Agreement or the ability of Sonus to perform its covenants and obligations under this Agreement.

23.7 Sonus is not in default in its payment of legal fees associated with the Mallinckrodt Litigation. No attorney will assert a retaining lien on or other interest in the pleadings and papers for the Mallinckrodt Litigation that would interfere with their transfer to Nycomed or require payment of a fee to cause their release. No attorney will assert a lien on or other interest in any proceeds of the Mallinckrodt Litigation, nor is any attorney entitled to compensation that is contingent on the outcome of the Mallinckrodt Litigation.

23.8 With the exception of claims for infringement of the Sonus Patents or Sonus PatentApplications and claims asserted in the Mallinckrodt Litigation, Sonus has no claims against any Third Party in the business of researching, developing, manufacturing, or marketing ultrasound contrast agents.

23.9 Sonus is party to an enforceable agreement with * under which *.

24.   REPRESENTATIONS AND WARRANTIES OF NYCOMED

      Nycomed hereby represents and warrants that:

24.1 Nycomed has the full right, power, and corporate authority to enter into this Agreement and to make the promises and grant the licenses set forth herein.

24.2 Nycomed is the owner of all right, title, and interest in and to the Nycomed Patents. Nycomed has no license agreements or other agreements or obligations with or to third parties or any other binding commitments, obligations, liens, mortgages, or encumbrances of any kind or nature that diminish, limit, or impair (i) the rights granted by Nycomed to Sonus in this Agreement or (ii) the ability of Nycomed to perform its covenants and obligations under this Agreement.

24.3 Nycomed will not divest itself of any rights now or hereafter possessed when the effect of doing so may diminish limit, or impair (i) the rights granted by Nycomed to Sonus in this Agreement or (ii) the ability of Nycomed to perform its covenants and obligations under this Agreement. In no event shall Nycomed's exercise of rights that it is accorded under



[*] Confidential portions omitted
and filed separately with Commission.

      this Agreement constitute a breach of Nycomed's obligations under this paragraph 24.3.

24.4 Nycomed is not party to any other agreement the terms of which (i) conflict with the covenants and obligations of Nycomed under this Agreement or the rights granted by Nycomed to Sonus under this Agreement or (ii) diminish limit, or impair the rights granted by Nycomed to Sonus in this Agreement or the ability of Nycomed to perform its covenants and obligations under this Agreement.

24.5  Nycomed AS is a wholly owned subsidiary of Nycomed Amersham plc

25.   RECORDING

      Neither party shall record this Agreement or any abstract hereof in any patent office or public recording office. Provided that each party shall be permitted to record abstracts or short forms of its licenses under the other's licensed patents in the European Patent Office, U.S. Patent and Trademark Office, and any other national patent office. Each party shall execute and deliver to the other any documents required for such recording.



[*] Confidential portions omitted
and filed separately with Commission.

26.   ARBITRATION

26.1 Subject to the mediation requirements of paragraph 26.2 below and the limitation on any award of paragraph 26.3 below, all disputes between the parties related to or arising out of this Agreement, the parties' relationship created hereby, and/or the negotiations for and entry into this Agreement, including any dispute concerning its conclusion, binding effect, amendment, coverage, or termination, shall be resolved, to the exclusion of the ordinary courts, by a three-person arbitral tribunal composed of one arbitrator appointed by each party and a third arbitrator, who shall be a retired judge of a U.S. federal or state trial or appeal court of record, selected by the arbitrators appointed by the parties. Arbitration shall proceed in accordance with the CPR Rules for Non-Administered Arbitration of Patent and Trade Secret Disputes in effect on the day of the Closing of this Agreement. In no case shall the arbitral tribunal make any award that is inconsistent with the limitations set forth in paragraph 26.3 below, and the arbitral tribunal shall have no jurisdiction to make any such inconsistent award. The decision of the arbitral tribunal shall be final, and the parties waive all challenge of the award. The venue of any such proceeding shall be New York County, New York. All proceedings shall be conducted in the English language.

26.2 If either party desires to commence arbitration pursuant to paragraph 26.1 above, prior to doing so it shall so notify the other party in writing and simultaneously request an internal mediation proceeding between the parties ("Mediation Request"). The Mediation Request shall not constitute a notice of arbitration, nor serve to commence arbitration proceedings under paragraph 26.1 above. Within 7 business days of service of the Mediation Request, each party shall (i) designate a senior member of its management, at the level of at least executive vice president or division chief executive, and with authority to settle the dispute (subject to approval of a settlement by the party's board if necessary), to participate in the mediation as its management representative, and (ii) submit to the other party a confidential summary of its position, in letter form not to exceed 5 pages in length, which shall be provided to that other party's management representative. Within 14 business days thereafter, the management representatives shall meet with each other in person to attempt in good faith to resolve the dispute. If a party desires to have counsel also attend such meeting, it shall notify the other party at least 5 business days in advance. The meeting shall be held in London, England, if the Mediation Request is served by Sonus, and in Seattle, Washington, if the Mediation Request is served by



[*] Confidential portions omitted
and filed separately with Commission.

      Nycomed. If the parties are unable to resolve the dispute within 7 business days following the meeting, either party may commence arbitration under paragraph 26.1 above. A party that refuses or fails to participate in the mediation process shall not initiate arbitration proceedings until such time as it so participates, but the other party shall be free to initiate arbitration proceedings (and the non-participating party shall respond to the commencement of arbitration in accordance with the arbitration rules specified in paragraph 26.1).

26.3 Any dispute arising under paragraph 4.7 concerning the compensation due Sonus incident to any transaction between Nycomed and a Third Party thereunder shall be subject to mediation and arbitration under paragraphs
      26.2 and 26.1 above and the additional provisions of this paragraph 26.3. If the only consideration that Nycomed receives from a transaction with a Third Party under paragraph 4.7 consists of payments that are shared with Sonus thereunder, Sonus shall not be permitted to challenge the transaction. If Nycomed receives other consideration in any such transaction that is not shared with Sonus, and if Sonus contends that consideration for the grant of licenses or sublicenses has been unreasonably allocated to such other forms of consideration, Sonus must so notify Nycomed within 30 days after it is informed of the terms of such transaction by Nycomed. If Sonus does not so notify Nycomed within such 30-day period, it shall not be permitted to challenge the transaction. In any challenge of the allocation of consideration by Sonus, Sonus shall be obligated to demonstrate by clear and convincing evidence that the allocation was unreasonable or made in bad faith. In any such challenge by Sonus, the maximum award to which Sonus would be entitled upon such showing is *. At any time during such dispute, including during mediation or arbitration, Nycomed may conclusively resolve all claims brought by Sonus by agreeing to pay or have paid to Sonus *, and in no dispute concerning Sonus's entitlement pursuant to paragraph 4.7 to share in consideration received by Nycomed shall the arbitral tribunal be permitted to make an award to Sonus that is *. The provisions of this paragraph 26.3 constitute Sonus's exclusive right and remedy to challenge the allocation of consideration flowing to Nycomed in any such transaction. In no case shall Sonus pursue or assert any claim against the Third Party to any such transaction, or attempt to set-aside, modify, void, annul, or terminate the transaction between Nycomed and the Third Party.



[*] Confidential portions omitted
and filed separately with Commission.

27.   NOTICES

      All reports, approvals, requests, demands and notices required or permitted by this Agreement to be given to a party (hereafter "Notices") shall be in writing. Notices shall be hand delivered, sent by certified or registered mail, return receipt requested, or sent via a reputable private express service which requires the addressee to acknowledge receipt thereof. Notices may also be transmitted by fax, provided that a confirmation copy is also sent by one of the above methods. Except as otherwise provided in this Agreement, notices shall be effective upon dispatch unless sent by mail, in which case they shall be effective five days after mailing. Notices shall be sent to the party concerned as follows (or at such other address as a party may specify by notice to the other):

      As to Nycomed:

            Nycomed Amersham Imaging
            Amersham Place
            Little Chalfont
            Buckinghamshire HP7 9LL
            ENGLAND
            Telefax: +44 1494 542242

            Attn: Group Legal Advisor and Corporate Secretary

            -with a copy to-

            Richard L. DeLucia, Esq.
            Kenyon & Kenyon
            1 Broadway
            New York, NY 10004-1050
            Telefax: (212) 425-5288

      As to Sonus:

            Sonus Pharmaceuticals, Inc.
            22026 20th Avenue, S.E., Suite 102
            Bothell, Washington 98021
            Telefax:  (206) 489-0626



[*] Confidential portions omitted
and filed separately with Commission.

            Attention: President

            -with a copy to-

            Gary N. Frischling, Esq.
            Irell & Manella LLP
            1800 Avenue of the Stars, Suite 900
            Los Angeles, CA 90067-4276
            Telefax:  (310) 203-7199

28.   APPENDICES AND EXHIBITS

      All Appendices and Exhibits referenced herein are hereby made a part of this Agreement.

29.  PAYMENTS; PARTIAL PAYMENTS; INTEREST; CURRENCY

29.1 Each party may accept partial payments from the other of any amount due under this Agreement without prejudice to any claim for the balance owed. The acceptance of any payments or checks marked "Payment in Full" or otherwise shall be without prejudice and such notations shall be of no effect.

29.2 Any payments not made when due shall bear interest from the due date until the date of payment at the rate which is the lower of (i) two percentage points above the one-month London Interbank Offering Rate in effect on the due date or (ii) the highest rate permitted by applicable law.

29.3 All payments required by this Agreement shall be made by wire transfer to the institution and account designated in writing for receipt of such payments by each party.

29.4 All payments required by this Agreement shall be made in U.S. dollars. When conversion of currency is required to render a statement under paragraph 3.4 of this Agreement, the conversion shall be made at the rate in effect on the last business day of the Quarter to which such statement relates. The conversion rates shall be the New York foreign exchange mid-range rates published in the Wall Street Journal.



[*] Confidential portions omitted
and filed separately with Commission.

30.   COEXISTENCE OF SONAZOID AND SONOGEN TRADEMARKS

      The parties have determined and agree that there is no likelihood that consumers will be confused by the use and registration of the trademark "Sonazoid" adopted by Nycomed and the trademark "SonoGen" adopted by Sonus.
31.   CONDITIONS OF CLOSING; HART-SCOTT-RODINO FILING; ESCROW

31.1 As soon as practicable after the execution of this Agreement, but in no event later than two business days thereafter, Sonus and Nycomed shall cause to be filed any notices, reports and other documents required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Each party shall respond as promptly as practicable, and in a manner deemed advisable by that party as most likely to further the attainment of any necessary governmental approvals or the avoidance of any order impeding the consummation of the transactions contemplated by this Agreement, to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other governmental body in connection with antitrust or related matters. Each of the parties shall
      (a) give the other party prompt notice of the commencement of any action, suit, litigation, arbitration, preceding or investigation ("Legal Proceeding") by or before any governmental body with respect to the transactions contemplated by this Agreement, (b) keep the other party informed as to the status of any such Legal Proceeding, and (c) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other governmental body regarding the proposed licensing arrangements between Nycomed and Sonus contemplated by this Agreement. Nycomed shall pay the fee associated with any filing of the notification form under the HSR Act.

31.2 Concurrent with execution of this Agreement, the parties shall establish an escrow in substantially the form provided in Appendix 31.2 hereto, with a mutually agreeable financially responsible escrow agent. Nycomed shall pay the license fee called for under paragraph 3.1 above into escrow within one business day after execution of this Agreement. The escrow terms shall provide that (x) $5,000,000 be disbursed by the escrow holder to Sonus on the satisfaction of the conditions set forth in 31.3(i) and 31.3(ii) below, and (y) if the Closing has occurred, the balance be disbursed to Sonus on October 1, 1999 (or on the day of Closing if the Closing occurs after October 1, 1999). The escrow terms shall further provide that, in the event that conditions (i) and (ii) set forth in paragraph 31.3 below are not satisfied on or before October 31, 1999, either party shall have the right to terminate this Agreement and all obligations, rights, and licenses hereunder (except that the provisions of sections 10, 14, and 26 shall survive such termination), in which event all funds contained in the escrow account shall be released to Nycomed. All interest on the funds in escrow shall follow the amount paid into escrow



[*] Confidential portions omitted
and filed separately with Commission.

      and shall be disbursed to the party to whom the payment is made, which party shall also bear any fees and costs charged by the escrow agent.

31.3 The Closing shall take effect automatically upon the satisfaction (or waiver by both Parties) of the following conditions: (i) the waiting period applicable to this Agreement under the HSR Act shall have expired or early termination of the HSR Act waiting period shall have been granted by the applicable government agency; (ii) no court or governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order which is in effect and prohibits the consummation of the Closing or threatened any action that if successful would have the effect of prohibiting the consummation of the Closing, and (iii) Sonus shall have received payment from the escrow agent of the amounts to which it is entitled under paragraph 31.2(x) above. Notwithstanding the foregoing, paragraphs and sections 3.1, 10, 13.1, 13.2, 14, 15.1, 15.3, 16, 17, 18, 19, 21, 26, 27, 29,
      and 31 of this Agreement shall take effect upon execution of this Agreement.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.


NYCOMED IMAGING AS                     SONUS PHARMACEUTICALS, INC.


By: /s/Ase Aulie Michelet              By: /s/ Michael A. Martino
    ----------------------------           -------------------------------------



[*] Confidential portions omitted
and filed separately with Commission.

                                  APPENDIX 1.3
                                 (SONUS PATENTS)

                                      *



And foreign equivalents of the above, which foreign equivalents have issued or are published for opposition.



[*] Confidential portions omitted
and filed separately with Commission.

                                  APPENDIX 1.4
                                (NYCOMED PATENTS)

                                      *

                                      *

And foreign equivalents of the above, which foreign equivalents have issued or are published for opposition.



[*] Confidential portions omitted
and filed separately with Commission.

                                  APPENDIX 1.12
                           (SONUS PATENT APPLICATIONS)


                                      *



[*] Confidential portions omitted
and filed separately with Commission.

                       APPENDIX 3.4 TO LICENSE AGREEMENT
                   (Exemplification of royalty calculations)

Example 1

Net Sales in Quarter are as follows:


                                         *



[*] Confidential portions omitted
and filed separately with Commission.

      Example 2


                                      *



[*] Confidential portions omitted
and filed separately with Commission.

Example 3

Net Sales in Quarter are as follows:


                                         *



[*] Confidential portions omitted
and filed separately with Commission.

Example 4

Net Sales in Quarter are as follows:


                                         *



[*] Confidential portions omitted
and filed separately with Commission.

Example 5

Net Sales in Quarter are as follows:


                                         *



[*] Confidential portions omitted
and filed separately with Commission.

Example 6

Net Sales in Quarter are as follows:


                                         *



[*] Confidential portions omitted
and filed separately with Commission.

Example 7

Net Sales in Quarter are as follows:


                                         *



[*] Confidential portions omitted
and filed separately with Commission.

                                  APPENDIX 3.6
                             (CERTAIN SONUS PATENTS)

                                      *


And foreign equivalents of the above, which foreign equivalents have issued or are published for opposition.



[*] Confidential portions omitted
and filed separately with Commission.

                                  APPENDIX 3.7
                            (CERTAIN NYCOMED PATENTS)


                                        *



[*] Confidential portions omitted
and filed separately with Commission.

                                      *


And foreign equivalents, which foreign equivalents have issued or are published for opposition.



[*] Confidential portions omitted
and filed separately with Commission.

                                  Appendix 5.5
(Certain Molecular Biosystems and Mallinckrodt Medical patents and applications)


                                         *


and all patents or patent applications (worldwide) claiming priority, directly or indirectly, from the above applications and/or the applications resulting in the above patents.



[*] Confidential portions omitted
and filed separately with Commission.

                                  Appendix 23.5


                               Abbott Laboratories
                           Abbott International, Ltd.


                                          August        , 1999

Nycomed Imaging AS
Nycoveien 1-2
Oslo, Norway

Sonus Pharmaceuticals, Inc.
22026 20th Avenue, S.E., Suite 102
Bothell, Washington 98021

      Re: License Agreement between Nycomed Imaging AS ("Nycomed") and Sonus Pharmaceuticals, Inc.
            ("Sonus")

Gentlemen:

At the request of Sonus, we have reviewed the proposed License Agreement between Sonus and Nycomed that is attached to this letter.

Abbott Laboratories and Abbott International, Ltd. (collectively, "Abbott") hereby give their consent to Sonus's entry into the proposed License Agreement. Such consent is given notwithstanding sections 9 and 10.1(D) of the Abbott International, Ltd. agreement and sections 10 and 11.1(D) of the Abbott Laboratories agreement to the extent of Sonus's grant of rights to Nycomed relating to Non-perfluoropentane Ultrasound Products.



[*] Confidential portions omitted
and filed separately with Commission.

                                       Very truly yours,

ABBOTT LABORATORIES                    ABBOTT INTERNATIONAL, LTD.


By: /s/ Richard A. Gonzales            By:  /s/ William J. Dempsey
    ---------------------------             -----------------------------------

Its:  President                        Its:  President
      -------------------------              -----------------------------------



[*] Confidential portions omitted
and filed separately with Commission.

                       APPENDIX 31.2 TO LICENSE AGREEMENT


                                ESCROW AGREEMENT

      This Escrow Agreement dated as of August 31, 1999, is entered into by and between Nycomed Imaging AS, a Norwegian corporation with principal offices at Nycoveien 1-2, Oslo ("Nycomed"), Sonus Pharmaceuticals, Inc., a Delaware corporation with principal offices at 22026 20th Avenue, S.E., Suite 102, Bothell, Washington 98021 ("Sonus"), and Summit Bank ("Escrow Agent"), a New Jersey corporation having offices at 210 Main Street, Hackensack, NJ 07601.

      WHEREAS Nycomed and Sonus desire to establish an escrow account ("Escrow Account") in connection with an intended transaction between them, the terms of which are set forth in that certain proposed License Agreement attached hereto in draft form; and

      WHEREAS Nycomed and Sonus desire to appoint the Escrow Agent to carry out the escrow functions defined in the License Agreement, more particularly paragraph 31.2 thereof; and

      WHEREAS the Escrow Agent desires to accept such appointment in accordance with the terms set forth in this Escrow Agreement,

      NOW THEREFORE, the parties agree as follows:

1. Nycomed and Sonus hereby appoint the Escrow Agent to act as the escrow agent and to carry out the functions of the escrow agent as set forth in this Escrow Agreement, and the Escrow Agent accepts such appointment.

2. Following execution of the License Agreement, Nycomed will provide a copy of the executed License Agreement to the Escrow Agent, which shall attach such executed copy to this Escrow Agreement, and the executed copy of the License Agreement shall then govern over the terms of the draft License Agreement. The executed copy of the License Agreement may be supplied to the Escrow Agent without the exhibits that are referred to and made part of the License Agreement, such exhibits not having any effect on the Escrow Agent's performance of its duties hereunder.

3. Nycomed shall deposit with the Escrow Agent the amount of $10,000,000, as provided in paragraph 3.1 of the License Agreement. Those funds, together with interest thereon (the "Escrowed Funds") shall be held by the Escrow Agent in the Escrow Account. The Escrow Agent shall disburse funds from the Escrow Account as follows:

      (a) $5,000,000 shall be disbursed by the Escrow Agent to Sonus on the satisfaction of the following conditions: (i) the waiting period applicable to the License Agreement under the Hart-Scott-Rodino Act



[*] Confidential portions omitted
and filed separately with Commission.

            shall have expired or early termination of the Hart-Scott-Rodino Act waiting period shall have been granted by the applicable government agency; and (ii) no court or governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order which is in effect and prohibits the consummation of the Closing (as defined in the License Agreement) or threatened any action that if successful would have the effect of prohibiting the consummation of the Closing.

      (b) If the Closing (as defined in the License Agreement) occurs on or before October 1, 1999, the balance of the Escrowed Funds (including interest) shall be disbursed to Sonus on October 1, 1999. If the Closing occurs after October 1, 1999, the balance (including interest) shall be disbursed to Sonus on the day of the Closing.

      (c) As set forth in section 31.2 of the License Agreement, Sonus and Nycomed shall each have the right to terminate the License Agreement as set forth in that paragraph in the event that conditions a(i) and a(ii) above are not satisfied on or before October 31, 1999. Such termination must be by written notice from the terminating party to the other party and the Escrow Agent, and shall be effective upon receipt. In the event of termination under this paragraph 3(c), the Escrowed Funds shall be released to Nycomed.

      (d) The parties shall provide the Escrow Agent with notice of the occurrence of any of the events specified in (a)-(c) above, and the Escrow Agent shall be authorized to act on such notice as provided in this Escrow Agreement.

      (e) All interest on the Escrowed Funds shall follow the amounts paid into escrow and shall be disbursed to the party to whom the payment is made, which party shall also bear the fees charged by the Escrow Agent as provided in paragraph 16 below. Funds shall be disbursed by wire transfer in accordance with written instructions to be provided by the party receiving the funds. In the case of Sonus, wire transfer instructions are as follows:

                  Wells Fargo Bank
                  ABA:        121000248
                  *



[*] Confidential portions omitted
and filed separately with Commission.

                  Name of:    SONUS Pharmaceuticals, Inc.
                  Attn:       Mora Andrews
                  Phone:      415-396-7188

4. The Escrow Agent is authorized to act on written instructions of Nycomed's attorneys (such attorneys being Kenyon & Kenyon) as if such instructions were received directly from Nycomed, and on written instructions of Sonus's attorneys (such attorneys being Irell & Manella LLP) as if such instructions were received directly from Sonus.

5.    Notices to the parties shall be made as follows:

            As to Nycomed:

                  Nycomed Amersham Imaging
                  Amersham Place
                  Little Chalfont
                  Buckinghamshire HP7 9LL
                  ENGLAND
                  Telefax: +44 1494 542242

                  Attn: Robert Allnutt,
                        Group Legal Advisor and Corporate Secretary

                -with a copy to-

                  Richard L. DeLucia, Esq.
                  Kenyon & Kenyon
                  1 Broadway
                  New York, NY 10004-1050
                  Telefax: (212) 425-5288

            As to Sonus:
                  Sonus Pharmaceuticals, Inc.
                  22026 20th Avenue, S.E., Suite 102
                  Bothell, Washington 98021
                  Telefax:  (206) 489-0626

                  Attn: Michael Martino
                        President

                -with a copy to-



[*] Confidential portions omitted
and filed separately with Commission.

                  Gary N. Frischling, Esq.
                  Irell & Manella LLP
                  1800 Avenue of the Stars, Suite 900
                  Los Angeles, CA 90067-4276
                  Telefax:  (310) 203-7199

            As to the Escrow Agent:

                  Corporate Trust Department
                  Summit Bank
                  210 Main Street, 6th floor
                  Hackensack, NJ 07601
                  Telefax:   (201) 646-0087

6. Any dispute between Nycomed and Sonus concerning this Escrow Agreement shall be subject to the arbitration provisions of paragraph 26 of the License Agreement. The Escrow Agent shall not be made a party to any such arbitration proceedings.

7. The Escrowed Funds shall be invested by the Escrow Agent in accordance with the signed, written instructions of Nycomed and Sonus. In the absence of written instructions from the above-named parties, the Escrow Agent shall invest the Escrowed Funds in the money market mutual funds customarily utilized by the Escrow Agent's corporate trust department in the ordinary course of its corporate trust and escrow agent duties. Such money market mutual fund is the U.S. Treasury Securities portfolio of The Pillar Funds(R) managed by the Investment Management Division of the Escrow Agent. The Investment Management Division of the Escrow Agent derives a fee for managing the Funds and acting as its Custodian.

      In investing the Escrowed Funds, the Escrow Agent shall rely upon the written instructions of Nycomed and Sonus and the Escrow Agent shall be and hereby is relieved of all liability with respect to making, holding, redeeming or selling such investments in accordance with such instructions. In the absence of the written investment instructions contemplated herein, for any reasons whatsoever, the Escrow Agent shall be and hereby is relieved of all liability with respect to making, holding, redeeming or selling investments made in accordance with the preceding paragraph which prescribes the permissible investment vehicles for the Escrowed Funds absent written instructions from Nycomed and Sonus.



[*] Confidential portions omitted
and filed separately with Commission.

      Escrow Agent is and shall be under not duty to enforce the obligation of Nycomed and Sonus to furnish written investment instructions nor shall the Escrow Agent be liable to any person, firm or corporation, including any of the parties hereto, for the investments made, held, redeemed or sold as directed herein in the event that written investment instructions from Nycomed and Sonus are not furnished to the Escrow Agent.

8. The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the License Agreement or any other agreement between Nycomed and Sonus.

      The Escrow Agent shall not be responsible or liable in any manner whatsoever for the performance of or by Nycomed and Sonus of their respective obligations under this Escrow Agreement nor shall the Escrow Agent be responsible or liable in any manner whatsoever for the failure of the other parties to the Escrow Agreement or of any third party to honor any of the provisions of this Escrow Agreement.

9. The parties hereto represent to the Escrow Agent that they are authorized to enter into the Escrow Agreement by their duly authorized representatives and that the Escrow Agent is entitled to rely on this representation without the need to confirm the authority of the representatives.

10. The duties and obligations of the Escrow Agent shall be limited to and determined solely by the express provisions of the Escrow Agreement and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent is not bound by and is under no duty to inquire into the terms or validity of any other agreements or documents, including any agreements or documents which may be related to, referred to in or deposited with the Escrow Agent in connection with this Escrow Agreement.

11. The Escrow Agent shall be entitled to rely upon and shall be protected in acting in reliance upon any instruction, notice, information, certificate, instrument or other document which is submitted to it in connection with its duties under this Escrow Agreement and which the Escrow Agent in good faith believes to have been signed or presented by the proper party or parties. The Escrow Agent shall have no liability with respect to the form, execution, validity or authenticity thereof.



[*] Confidential portions omitted
and filed separately with Commission.

12. The Escrow Agent shall not be liable for any act which the Escrow Agent may do or omit to do hereunder, or for any mistake of fact or law, or for any error of judgment, or for the misconduct of any employee, agent or attorney appointed by it, while acting in good faith, unless caused by or arising from its own gross negligence or willful misconduct.

13. The Escrow Agent shall be entitled to consult with counsel of its own selection and the opinion of such counsel shall be full and complete authorization and protection to the Escrow Agent in respect of any action taken or omitted by the Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

14. The Escrow Agent shall have the right at any time to resign for any reason and be discharged of its duties as Escrow Agent hereunder by giving written notice of its resignation to the parties hereto at least thirty days prior to the date specified for such resignation to take effect. All obligations of the Escrow Agent hereunder shall cease and terminate on the effective date of its resignation and its sole responsibility thereafter shall be to hold the Escrowed Funds for a period of thirty days following the effective date of resignation, at which time,

      (a) if a successor escrow agent shall have been appointed and written notice thereof shall have been given to the resigning Escrow Agent by parties hereto and the successor escrow agent, then the resigning Escrow Agent shall deliver the Escrowed Funds to the successor escrow agent; or

      (b) if a successor escrow agent shall not have been appointed, for any reason whatsoever, the resigning Escrow Agent shall deliver the Escrowed Funds to a court of competent jurisdiction and give written notice of the same to the parties hereto.

      The resigning Escrow Agent shall be entitled to be reimbursed from the Escrowed Funds for any expenses incurred in connection with its resignation and transfer of the Escrowed Funds pursuant to and in accordance with the provisions of this section.

15. The Escrow Agent shall be entitled to receive its fee of $1,500.00 per year for its services hereunder and a one time document review fee of $500.00. The fees shall be deducted by the Escrow Agent from the Escrowed Funds. Any fee that is not so paid shall become a charge upon the Escrowed Funds.



[*] Confidential portions omitted
and filed separately with Commission.

16. Nycomed and Sonus jointly and severally agree to indemnify and hold the Escrow Agent harmless from and against any and all liabilities, causes of action, claims, demands, judgments, damages, costs and expenses (including reasonable attorneys fees and expenses) that may arise out of or in connection with the Escrow Agent's good faith acceptance of or performance of its duties and obligations under this Escrow Agreement.

      The Escrow Agent shall be under no duty to institute any suit, or to take any remedial procedures under this Escrow Agreement, or to enter any appearance or in any way defend any suit in which it may be made a defendant hereunder until it shall be indemnified as provided above.

17. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Account which, in its sole discretion, are in conflict either with other instructions received by it or with any provision of this Agreement, the Escrow Agent shall have the absolute right to suspend all further performance under this Escrow Agreement (except for the safekeeping of the Escrowed Fund) until the resolution of such uncertainty or conflicting instructions to the Escrow Agent's sole satisfaction by final judgment of a court of competent jurisdiction, joint written instructions from all of the other parties hereto, or otherwise.

18. In the event that any controversy arises between one or more of the parties hereto or any other party with respect to this Escrow Agreement or the Escrow Account, the Escrow Agent shall not be required to determine the proper disposition of such controversy or the proper disposition of the Escrow Account and shall have the absolute right, in its sole discretion, to deposit the Escrow Account with the Clerk of a court of competent jurisdiction, file a suit in interpleader and obtain an order from the court requiring all parties involved to litigate in such court their respective claims arising out of or in connection with the Escrow Account. Upon the deposit by the Escrow Agent of the Escrow Account with the Clerk of a court of competent jurisdiction in accordance with this provision, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.



[*] Confidential portions omitted
and filed separately with Commission.

19. It is understood that all checks received by the Escrow Agent hereunder are subject to clearance time and the funds represented thereby cannot be drawn upon or disbursed until such time as the same constitute good and collected funds. If any checks are returned to the Escrow Agent as uncollectible, the Escrow Agent shall notify the other parties hereto and redeposit such check for collection upon the verbal instructions of the party tendering such check. Notwithstanding the foregoing, if for any reason any check or instrument entered for collection by the Escrow Agent hereunder is uncollectible after payment of the funds represented thereby has been made pursuant to the terms hereof, the party tendering such check shall immediately reimburse the Escrow Agent and the Escrow Agent shall deliver the returned check or instrument to the party tendering such check.

20. Nycomed and Sonus hereby indemnify and hold the Escrow Agent harmless from any possible violations of any Environmental Laws including any local, state or federal law, rule or regulation pertaining to environmental matters, as now or hereafter enacted or amended, including without limitation, the Federal Comprehensive Environmental Response; Compensation and Liability Act of 1980; the Federal Resource Conservation and Recovery Act; the Federal Superfund Amendments and Reauthorization Act of 1986; the Federal Toxic Substance Control Act; the Federal Hazardous Material Transportation Act; the Federal Clean Air Act; the Federal Water Pollution Control Act; the Industrial Site Recovery Act; the New Jersey Spill Act; the Underground Storage Tank Act; together with any other federal, state or local superlien, or other statutes, rules or regulations, as now or hereafter amended in any way pertaining to clean-up, disclosure, water pollution control, air pollution control, regulation of solid waste, hazardous waste management, storage tanks, regulation of environmentally sensitive areas, use of ground water, surface waters and wetlands, hazardous and toxic substance reporting and any other laws including case law, which might be deemed or referred to as environmental common law.

      Neither this Escrow Agreement, the License Agreement or any other agreement between Nycomed and Sonus and the Escrow Agent shall be deemed to create a joint venture between the Escrow Agent and Nycomed or Sonus. Nor shall the Escrow Agent be considered the alter ego of Nycomed or Sonus by virtue of this Agreement, or any other agreement.



[*] Confidential portions omitted
and filed separately with Commission.

NYCOMED IMAGING AS                     SONUS PHARMACEUTICALS, INC.


By: /s/ Ase Aulie Michelet             By: /s/ Michael A. Martino
    --------------------------             -------------------------------------



SUMMIT BANK


By:________________________



[*] Confidential portions omitted
and filed separately with Commission.